UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K/A1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

October 22, 2012

Date of Report

(Date of earliest event reported)

FONU2 INC.

 (Exact name of registrant as specified in its charter)

NEVADA	000-49652	65-0773383
(State or other jurisdiction of incorporation(	(Commission File No.)	(IRS Employer I.D. No.)

331 East Commercial Blvd.

Ft. Lauderdale, Florida  33334

 (Address of principal executive offices)

(954) 938-4133

Registrant's telephone number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On October 22, 2012, the Company entered into a Redemption Agreement with HMBL Trust, William Lavenia, and SLP-DZ-NTZ, LLC (collectively, the “Stockholders”), by which the Company agreed to purchase a total of 8,102,736 shares of its common stock from the Stockholders for total aggregate consideration of one dollar.  The Company further agreed to release the Stockholders from any and all liability relating to any claims that it may have as of the date of the Redemption Agreement.  A copy of the Redemption Agreement was attached as Exhibit 10 to our Current Report on Form 8-K dated October 22, 2012 and filed on October 24, 2012, and is incorporated therein by reference.  See Item 9.01 of this Current Report.

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 22, 2012, the Company’s Board of Directors concluded that its financial statements for the quarterly periods ended March 31, 2012, and June 30, 2012, which were filed with the Company’s Quarterly Reports on Form 10-Q for the periods then ended, should no longer be relied upon due to the accounting treatment of the Company’s acquisition of the assets of Cygnus Internet, Inc., a Florida corporation, which was closed on March 29, 2012. The subject financial statements accounted for this transaction as a business acquisition, with the Company as the accounting acquirer.  On September 11, 2012, the Company requested in writing that the Office of the Chief Accountant (the “OCA”) of the Securities and Exchange Commission (the “SEC”) not object to this accounting treatment of the acquisition.

On September 18, 2012, the OCA sent a letter to the Company’s securities counsel advising that:

it could not concur with the Company’s conclusions in this regard;

the acquisition should be treated as the acquisition of a business for purposes of Rule 11-01(d) of the SEC;

the acquisition should further be accounted for as a reverse acquisition under ASC Topic 805, with Cygnus as the accounting acquirer;

the Company should amend its Current Report on Form 8-K disclosing the closing of the Cygnus acquisition to include audited financial statements of Cygnus as the accounting acquirer, as well as pro forma financial information depicting the effects of the acquisition;

the Company should amend its Quarterly Reports for the quarters ended March 31, 2012, and June 30, 2012, to revise its accounting and disclosure to reflect Cygnus as the accounting acquirer; and

the Company should consider whether the acquisition of Cygnus resulted in a change of certifying accountant or a change in fiscal year of the Company.

After subsequent telephone conversations with the OCA, on October 22, 2012, the Board of Directors resolved to account for the acquisition as a business acquisition and a reverse acquisition with Cygnus as the accounting acquirer, and to amend its Quarterly Reports on Form 10-Q for the periods ended March 31, 2012, and June 30, 2012, to reflect such accounting treatment.   The Company’s Chief Financial Officer, Robert B. Lees, also discussed with the Company’s independent accountant the matters disclosed in this Item.

Item 5.03  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 22, 2012, the Company’s Board of Directors unanimously resolved to fix September 30 as the Company’s fiscal year end, and that the Company shall file a transition report on Form 10-K for the nine months ended September 30, 2012.  This resolution will give the Company the same accounting year that it had prior to the completion of the Cygnus transaction.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.

Description of Exhibit

10

Redemption Agreement*

*

Filed as Exhibit 10 to our Current Report on Form 10-Q dated October 22,

2012, and filed with the Securities and Exchange Commission on October

24, 2012.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

FONU2 INC., a Nevada

corporation

Date:  November 27, 2012

/s/ Jeffrey Pollitt

                        Jeffrey Pollitt, President and CEO